PAN AMERICAN GOLDFIELDS LTD.

DEBT ASSUMPTION AND RELEASE AGREEMENT

This DEBT ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is made as of the __th day of August 2011 (the “Assignment Date”), by and between Pan American Goldfields Ltd., a corporation organized under the laws of Delaware (the “Transferor”), Minera Rio Tinto, S.A. de C.V., an entity organized under the laws of the United Mexican States (“MRT”), Marje Minerals S.A., an entity organized under the laws of the United Mexican States (“Transferee”), Mario Ayub (“Mr. Ayub”) and Robert Knight (“Mr. Knight” and along with MRT and Mr. Ayub, the “Releasing Parties”).

RECITALS

A.

As of the date of this Agreement, the Releasing Parties claim that Transferor owes the debt outstanding set forth on Schedule A attached hereto (the “Outstanding Debt”).

B.

Transferor wishes to assign all of its rights and obligations with respect to the Outstanding Debt to Transferee, and Transferee wishes to accept such rights and assume such obligations, all as set forth below (the “Assignment”).

C.

In consideration for the Assignment and the assumption of the debts and obligations of the Transferee, Transferor is issuing 3,333,333 shares of Transferor’s common stock (the “Shares”) pursuant to a Stock Purchase Agreement, dated as of the date hereof, by and among the Transferor and Transferee (“Purchase Agreement”).

D.

Transferor, Transferee and MRT are parties to the Amended and Restated Development Agreement, dated as of the date hereof (the “Development Agreement”) which, among other things, restructures the economic interests of the parties with respect to the Property (as defined in the Development Agreement).

NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Assignment.

(a)

The Transferor hereby irrevocably sells and assigns to the Transferee, effective as of the Assignment Date, all of its liabilities, obligations and commitments with respect to the Outstanding Debt.  On and after the Assignment Date, the Transferee shall have the same rights, duties and obligations as the Transferor had, as a borrower, and the Transferor shall be irrevocably released from its obligations, liabilities and responsibilities with respect to the Outstanding Debt.  All payments of interest, fees and other amounts or past due monies owed by Transferor (including but not limited to legal expenses incurred by Transferor) in respect of the Outstanding Debt shall be paid to the Releasing Parties by Transferee.

(b)

Transferor does not make any representation or warranty of any kind to the Releasing Parties  and, in particular, the financial condition or creditworthiness of the Transferee o Transferor.

2.

Assumption and Agreement to be Bound.  Transferee hereby accepts, effective as of the Assignment Date, the assignment of all of Transferor’s liabilities, obligations and commitments with respect to the Outstanding Debt, and assumes and agrees to perform fully all of the obligations of the Transferor with respect to the Outstanding Debt.

3.

Representations and Warranties.

(a)

The Transferee hereby represents and warrants to the Transferor that as of the Assignment Date:

(i)

The Transferee is duly authorized and qualified to purchase and accept the assignment of the Outstanding Debt and assume the duties and obligations with respect to the Outstanding Debt.

(ii)

This Agreement is valid and binding on the Transferee and enforceable against the Transferee in accordance with its terms.

(b)

The Releasing Parties each hereby represent and warrant to the Transferor that, as of the Assignment Date, the Outstanding Debt constitutes all of the liabilities owed to them by the Transferor immediately prior to the execution of this Agreement.

4.

Net Cash Flow Interests.  In consideration for entering into the Assignment, Transferor shall pay to an entity or persons designated by Transferee fifty percent (50%) of the  Net Cash Flow (as Defined in the Development Agreement) otherwise  allocable to the Transferor until the earlier of (i) December 31, 2012, or (ii) the date the Transferee has received Net Cash Flow from Transferor in an amount equal to the aggregate amount of the Outstanding Debt.

5.

Conditions.  This Agreement is conditioned and contingent upon Transferor and Transferee entering into the Purchase Agreement.

6.

Release by Releasing Parties.  Execution of this Agreement will automatically, by operation of this Agreement and without any further action on the part of the parties hereto, effect a release and discharge by the Releasing Parties and their affiliates and past, present and future officers, directors, shareholders, employees, agents, successors and assigns from all manner of action, cause and causes of action, suits, debts, sums of money, accounts, covenants, controversies, agreements, promises, damages, judgments, executions, costs, expenses, rights, claims or demands whatsoever, at law or in equity, existing at the date thereof, at any time before the date thereof, or thereafter arising, both anticipated and unanticipated, known and unknown, contingent and non-contingent, liquidated and non-liquidated, that Releasing Parties have had, now has, then has or may have against the Transferor or its affiliates or past, present or future officers, directors, shareholders, employees, agents, successors or assigns by reason of any cause or thing, arising or to arise, out of the Outstanding Debt and any and all agreements, purchase orders, invoices or other arrangements, written or oral, with respect to the relationship between the Transferor and the Releasing Parties and concerning the Outstanding Debt.  For purposes herein, “Releasing Parties” shall be deemed to include any affiliate of the Releasing Parties.

7.

Waiver.  The Releasing Parties hereby irrevocably waive their rights under any applicable statute, rule, regulation, legal principle or legal doctrine that provides that a general release does not extend to claims which a releasing party does not know or suspect to exist in its favor at the time of executing such release, which if known by the releasing party would have materially affected its settlement with the released party.

8.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE NEW YORK PRINCIPLES OF CONFLICTS OF LAW) AS TO ALL MATTERS, INCLUDING, WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

9.

Miscellaneous.

(a)

Headings.  Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

(b)

Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

(c)

Further Assurances.  Each of the Transferor and the Transferee hereby agrees to execute and deliver such other instruments, and take such other action, as any party may reasonably request in furtherance of the transactions contemplated by this Agreement.

(d)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.  This Agreement may not be assigned without the consent of the other parties hereto; provided however, Transferee may assign this Agreement to a wholly-owned subsidiary.

(e)

Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TRANSFEROR:	PAN AMERICAN GOLDFIELDS LTD.

By: "Neil Maedel"

Name: Neil Maedel

Title: Chairman

TRANSFEREE:	MARJE MINERALS S.A.

By: "Mario Ayub"

Name: Mario Ayub

Title: President

RELEASING PARTIES:	"Mario Ayub"
Mario Ayub

"Robert Knight"
Robert Knight

MINERA RIO TINTO, S.A. DE C.V.

By: "Mario Ayub"

Name: Mario Ayub

Title: President

Schedule A

OUTSTANDING DEBT SCHEDULE